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                            SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549


                              -------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                              -------------------

       Date of Report (Date of earliest event reported) January 20, 1998
                                                        ----------------

                               ELCOR CORPORATION
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             (Exact name of Registrant as specified in its charter)


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
          DELAWARE                                  1-5341                            75-1217920
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(State or other jurisdiction of             Commission File number                 (I.R.S. Employer
incorporation or organization)                                                    Identification No.)


           14643 DALLAS PARKWAY
SUITE 1000, WELLINGTON CENTRE, DALLAS, TEXAS                                               75240-8871
--------------------------------------------                                               ----------
(Address of principal executive offices)                                                   (Zip Code)
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Registrant's telephone number, including area code                 (972)851-0500
                                                                   -------------

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report)




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Item 5.  Other Events

On January 20, 1998, the company issued a press release containing "forward-looking statements" about its prospects for the future. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

From time to time, the company may make "forward-looking statements" about its prospects for the future. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the following:

         1. The company's roofing products business is cyclical and is affected by weather and some of the same economic factors that affect the housing and home improvement industries generally, including interest rates, the availability of financing and general economic conditions. In addition, the asphalt roofing products manufacturing business is highly competitive. Actions of competitors, including changes in pricing, or slowing demand for asphalt roofing products due to general or industry economic conditions or the amount of inclement weather could result in decreased demand for the company's products, lower prices received or reduced utilization of plant facilities.

         2. In the asphalt roofing products business, the significant raw materials are ceramic coated granules, asphalt, glass fibers, resins and mineral filler. Increased costs of raw materials can result in reduced margins, as can higher trucking and rail costs. Historically, the company has been able to pass some of the higher raw material and transportation costs through to the customer. Should the company be unable to recover higher raw material and transportation costs from price increases of its products, operating results could be lower than projected.

         3. During fiscal 1997, the company completed the construction of a plant at the company's Ennis, Texas facility to manufacture nonwoven fiberglass roofing mats and other mats for a variety of industrial uses. As a new facility, its progress in achieving anticipated operating efficiencies and financial results is difficult to predict. If such progress is slower than anticipated, or if demand for products produced at this new plant does not meet current expectations, operating results could be adversely affected.

         4. Certain facilities of the company's industrial products subsidiaries must utilize hazardous materials in their production process. As a result, the company could incur costs for remediation activities at its facilities or off-site, and other related exposures from time to time in excess of established reserves for such activities.




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         5.       The company's litigation, including its patent infringement suits against GAF Building Materials Corporation and certain affiliates, is subject to inherent and case-specific uncertainty. The outcome of such litigation depends on numerous interrelated factors, many of which cannot be predicted.

Parties are cautioned not to rely on any such forward-looking beliefs or judgments in making investment decisions.

Reference is made to the company's Annual Report on Form 10-K for the year ended June 30, 1997 for further information about risks and uncertainties.


Item 7. Exhibits

99.1     Press release dated January 20, 1998 of Elcor Corporation.






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                                   SIGNATURES



Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            ELCOR CORPORATION




DATE:         January 20, 1998              /s/ Richard J. Rosebery
     ------------------------------         ------------------------------------
                                            Richard J. Rosebery
                                            Vice Chairman, Chief Financial and
                                            Administrative Officer and Treasurer


                                            /s/ Leonard R. Harral
                                            ------------------------------------
                                            Leonard R. Harral
                                            Vice President and Chief
                                            Accounting Officer








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                                 Exhibit Index


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
Exhibit
Number              Description
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
  99.1           -- Press Release dated January 20, 1998
                           of Elcor Corporation.
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